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Investor Relations
(972) 699-4055
Email: investor@furmanite.com

FURMANITE CORPORATION REPORTS 2Q 2009 RESULTS
Economic conditions and currency fluctuations exert continued pressure on results;
Company reports net income of $231,000 and EPS of $0.01

DALLAS, TEXAS (August 7, 2009) – Furmanite Corporation (NYSE: FRM) today reported results for the quarter ended June 30, 2009. Revenues for the quarter were $69.7 million, compared with $90.2 million for the same period in 2008. The company reported net income of $231,000 for the quarter, compared with $7.7 million for the same period in 2008. Earnings per share (diluted) were $0.01, compared with $0.21 for the prior year’s quarter.

For the six months ended June 30, 2009, Furmanite reported revenues of $132.8 million, compared with $163.6 million for the first half of 2008. Net income for the six-month period in 2009 was $1.1 million, compared with $11.4 million in 2008.

“Furmanite’s results continue to be adversely affected by the economic conditions worldwide and by negative currency fluctuations,” said Michael L. Rose, chairman and chief executive officer of Furmanite Corporation. “In the U.S., we have not yet seen a return in discretionary capital project activity, but the most substantive effect on our second quarter results, when compared to last year, was the dramatic slowdown in the U.K. and in parts of Europe where the impact of the recession is now being felt. From the first to the second quarter this year, we have experienced an uptick in our revenue base, even with the continuing absence of large-scale turnaround and discretionary capital projects, which traditionally boosted our second quarter revenues. These conditions underscore the necessity for our ongoing investment in an aggressive and broad sales effort to introduce more of our services to traditional customers as well as to expand into new industry sectors. We will continue to pursue our strategy of aligning talent and services to address the broader market needs in all our areas globally, and believe that this is the key not only to operating profitably in a downturn but also to growing substantially as the recovery occurs.”

Mr. Rose continued: “We remain very focused on controlling costs, and will continue to reduce expenditures that do not compromise our ability to serve our customers and attract new business. It’s a delicate balance in this current environment, but we believe that we are effectively managing to the moment without sacrificing the future.”

Joseph Milliron, president and chief operating officer of Furmanite Corporation, said: “In the locations where we have aligned the right management, the right array of services and the right sales focus, we are seeing very positive improvements in performance. This was evident in Australia, where the new management structure that we implemented in the first quarter of 2009 has turned the operation around, and despite the continued slump in the mining industry there, produced positive operating income in the second quarter. Similarly, we have significantly reduced the loss from our China operation as a result of the work of the new country manager, who is a seasoned Furmanite manager in the Far East. The operation in China is a long-term investment, and we are seeing all signs that it will become a positive contributor by early next year. We are continuing to address the slowdown, when compared to last year’s quarter, in the U.S. and Europe with the introduction of key people and services that can build growth with core customers and new customer segments.”

The company’s revenues, operating income and net income were unfavorably impacted by foreign currency fluctuations by approximately $(7.2) million, $(440,000) and $(695,000), respectively, for the second quarter of 2009. For the six-month period ended June 30, 2009, currency fluctuations affected revenues, operating income and net income, respectively, by $(15.1) million, $(1.1) million and $(857,000).

ABOUT FURMANITE CORPORATION
Furmanite Corporation (NYSE: FRM) is a worldwide technical services firm. Headquartered in Dallas, Texas, Furmanite, one of the world’s largest specialty technical services companies, delivers a broad portfolio of engineering solutions that keep facilities operating, minimizing downtime and maximizing profitability. Furmanite’s diverse, global operations serve a broad array of industry sectors, including offshore drilling operations, pipelines, refineries and power generation facilities, chemical and petrochemical plants, steel mills, automotive manufacturers, pulp and paper mills, food and beverage processing plants, semi-conductor manufacturers and pharmaceutical manufacturers. Furmanite operates more than 80 offices on six continents. For more information, visit www.furmanite.com.

Certain of the Company’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, and other risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. One or more of these factors have affected, and could in the future affect the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

	FURMANITE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	(Unaudited)
	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008
Revenues	$69,726	$90,185	$132,758	$163,572
Costs and expenses:
Operating costs	47,261	56,557	89,839	103,865
Depreciation and amortization	1,447	1,763	2,790	3,019
Selling, general and administrative	20,212	21,357	37,683	40,955
Total costs and expenses	68,920	79,677	130,312	147,839

Operating income	806	10,508	2,446	15,733
Interest income and other income (expense), net	313	(209)	219	(31)
Interest expense	(299)	(396)	(592)	(1,027)

Income before income taxes	820	9,903	2,073	14,675
Income tax expense	(589)	(2,244)	(962)	(3,306)

			$1,111
Net income	$231	$7,659	21,868	$11,369

Earnings per common share — Basic	$0.01	$0.21	$0.03	$0.31

Earnings per common share — Diluted	$0.01	$0.21	$0.03	$0.31

FURMANITE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	June 30,	December 31,
	2009	2008
Cash	$31,584	$30,793
Trade receivables, net	59,594	64,879
Inventories	26,734	24,868
Other current assets	7,544	7,187
Total current assets	125,456	127,727
Property and equipment, net	30,841	29,278
Other assets	18,114	16,273
Total assets	$174,411	$173,278

Total current liabilities	$40,953	$43,901
Total long-term debt	35,178	35,363
Other liabilities	2,402	2,697
Total stockholders’ equity	95,878	91,317
Total liabilities and stockholders’ equity	$174,411	$173,278

FURMANITE CORPORATION
CONDENSED CONSOLIDATED CASH FLOWS
(In thousands)
(Unaudited)
	For the Six Months Ended June 30,
	2009	2008
Net income	$1,111	$11,369
Depreciation, amortization and other non-cash items	2,488	3,228
Working capital changes	972	(3,949)
Net cash provided by operating activities	4,571	10,648
Capital expenditures	(3,018)	(4,221)
Payments on debt	(224)	(4,944)
Other, net	(338)	165
Effect of exchange rate changes on cash	(200)	605

Increase in cash and cash equivalents	791	2,253
Cash and cash equivalents at beginning of period	30,793	31,570
Cash and cash equivalents at end of period	$31,584	$33,823